                                                                  Exhibit 10.83

______________________________________________________________________________



                      RESIDENTIAL FLOW SERVICING AGREEMENT



                                    BETWEEN



                            OCWEN FEDERAL BANK FSB,
                                         Servicer



                                      AND



         PAN AMERICAN BANK, FSB AND UNITED PANAM MORTGAGE CORPORATION,
                                         Collectively, Owner



                         PERFORMING AND NON-PERFORMING
                           RESIDENTIAL MORTGAGE LOANS


______________________________________________________________________________

                                       1
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                      RESIDENTIAL FLOW SERVICING AGREEMENT


     This Residential Flow Servicing Agreement (this "Agreement") dated effective as of the 10th of November, 1997 by and between Pan American Bank, FSB and United PanAm Mortgage Corporation (collectively, "Owner") and Ocwen Federal Bank FSB, a federal savings bank (the "Servicer").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Owner (i) owns certain loans and (ii) may from time to time originate or buy additional loans for its own account secured by mortgages and/or deeds of trust;

     WHEREAS, Owner and the Servicer desire to set forth the terms and conditions pursuant to which the Servicer will service and provide default management services for such mortgage loans and owned real estate, and provide management and disposition services for the related mortgage loans and owned real estate;

     NOW, THEREFORE, in consideration for the mutual benefits and obligations as hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1    Definitions.  Capitalized terms used in this Agreement and
                    -----------
not otherwise defined shall have the meanings given to them in this Section 1.1.

     "Accepted Servicing Practices" means, with respect to any Loan or REO
      ----------------------------
Property, those servicing, collection, resolution or disposition practices to maximize the net present value to Owner on the Owner's investment in any Loan or REO Property followed with the same care, skill, prudence and diligence with which the Servicer services and administers mortgage loans or properties held for other portfolios similar to the Loan or REO Property, as the case may be, but without regard to:

     1. any relationship that Servicer, any sub-servicer or any affiliate of Servicer or any sub-servicer may have with the related Obligor; or

     2. Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

     3. the ownership, or servicing or management for others, by Servicer or any sub-servicer, of any other mortgage loans or property;

provided, however, that such services are performed in compliance with the terms of this Agreement.

     "Agreement" means this Servicing Agreement as amended, modified or
      ---------
supplemented from time to time.

     "Ancillary Income" means all income (other than interest and prepayment
      ----------------
fees) from the Loans and Properties to which the Servicer is entitled (exclusive of the Servicing Fee), including, without limitation, late charges, insufficient fund fees, assumption fees, modification fees, fees associated with any repayment plan or forbearance agreement, fees associated with any discounted payoff, interest on the Collection Account and Escrow Accounts (but only to the extent that applicable Requirements or the Loan Documents do not require that such interest be paid to the applicable Obligor) and all other incidental fees.

     "Association" means any homeowners' association or condominium association.
      -----------

     "Balloon Mortgage Loan" means any Loan that by its original terms or by
      ---------------------
virtue of any modification provides for an amortization schedule extending beyond its originally scheduled Maturity Date.

     "Balloon Payment" means, with respect to a Balloon Mortgage Loan as of any
      ---------------
date of determination, the amount outstanding on the Maturity Date of such Balloon Mortgage Loan in excess of the related Monthly Payment.

     "Bankruptcy Code" means 11 U.S.C. 101 et seq., as the same may be amended,
      ---------------
modified or supplemented from time to time.

     "Breach Analysis" means the following services: management of the document
      ---------------
delivery process, if applicable and requested by Owner; certification of collateral documents including the review of chain of title and the providing of an exception report, if applicable and requested by Owner; evaluation of data to identify breaches of representations and warranties, if applicable and requested by Owner; the completion of title searches to identify title defects and collateral deficiencies, if applicable and requested by Owner; the submission and tracking of breaches, if applicable and requested by Owner; the preparation of powers of attorneys from Owner to Servicer; the conversion of any data tape from the Current Servicer; the uploading and quality control of data; the uploading of final trial balances; the posting of all interim payment activity to Loans; and the setup of tax, escrow and insurance records (it being understood that the cost of any third party fees, costs and expenses including but not limited to title searches, recording fees for powers of attorneys, tax search services, etc., are Setup Expenses and are not included in the Setup
Fee).

     "Business Day" means any day other than (a) a Saturday or Sunday or (b) a
      ------------
day on which banking and savings associations in the States of Florida or California are authorized or obligated by law or executive order to be closed.

     "Collection Account" means the separate account(s) created pursuant to
      ------------------
Section 2.3(a) of this Agreement, which shall be entitled "Ocwen Federal Bank FSB, as Servicer, in trust for [either: Pan

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American Bank, FSB or United PanAm Mortgage Corporation, as the case may be]
and its successors and assigns."

     "Collection Period" means with respect to each Distribution Date, the
      -----------------
period commencing on the first day of the month preceding the month of the Distribution Date and ending on the last day of the month preceding the month of the Distribution Date.

     "Current Servicer" means Owner or any other servicer, sub-servicer,
      ----------------
document custodian, owner, holder, originator or other Person who, as of the date of this Agreement, has possession of any document or information constituting a part of the Servicing File.

     "Decision Matrix" shall have the meaning set forth in Section 3.5.
      ---------------

     "Determination Date" means the last day (or if such day is not a Business
      ------------------
Day, the Business Day immediately preceding such day) of the Collection Period.

     "Disposition" means any (a) taking of Mortgaged Property by eminent domain
      -----------
or condemnation or sale in lieu thereof, (b) the liquidation of a defaulted Loan through a foreclosure sale, trustee's sale, deed-in-lieu of foreclosure or otherwise, (c) a sale or assignment of a Loan or REO Property in accordance with the terms hereof, and/or (d) any other disposition of the Loan or REO Property whether through a discounted payoff, prepayment, securitization, Balloon Payment or any other similar disposition.

     "Distribution Date" means the 25th day of each month, or if such day is not
      -----------------
a Business Day, the next succeeding Business Day.

     "Due Date" means the day of the month of the related Collection Period on
      --------
which the Monthly Payment is due on a Loan, exclusive of any days of grace.

     "Environmental Liability" shall have the meaning ascribed thereto in
      -----------------------
Section 8.3(c).

     "Environmental Problem Property" shall have the meaning set forth in
      ------------------------------
Section 4.2 below.

     "Escrow Accounts" means the separate account(s) created pursuant to Section
      ---------------
2.3(a) of this Agreement, for the payment of taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items which shall be entitled "Ocwen Federal Bank FSB, as Servicer, in trust for [either: Pan American Bank, FSB or United PanAm Mortgage Corporation, as the case may be] and its successors and assigns, and various Mortgagors."

     "Escrow Payments" means amounts required to be paid for taxes, Association
      ---------------
dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items and any and all other purposes for which funds are required to be held in escrow.

     "FDIC" means the Federal Deposit Insurance Corporation or any successor
      ----
thereto.

     "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor
      -----
thereto.

     "FNMA" means the Federal National Mortgage Association or any successor
      ----
thereto.

     "Hazard Insurance" means casualty, fire, hazard, flood, wind, liability or
      ----------------
similar insurance policies relating to a Property.

     "HUD" means the United States Department of Housing and Urban Development.
      ---

     "Liability" shall have the meaning ascribed thereto in Section 8.2.
      ---------

     "Liquidation Proceeds" means cash received in connection with the
      --------------------
liquidation of defaulted Loans, whether through a Disposition or otherwise, net, however, of the amount of any broker's fees payable in connection with any sale of a REO Property (but without any deduction for any other legal fees or other costs or expenses).

     "Loan" means a loan, secured by a mortgage or deed of trust on certain real
      ----
property, acquired by Owner and for which the servicing is transferred to Servicer from time to time pursuant to the terms and provisions of Section 2.1; the term "Loan" shall include Performing Loans and Non-Performing Loans.

     "Loan Documents" means the promissory note, mortgage or deed of trust,
      --------------
title insurance policy or binder, Mortgage Insurance or guaranty agreement and any other agreement, instrument or other document evidencing or relating to a Loan and any other agreement, instrument or other document evidencing ownership of a REO Property.

     "Maturity Date" means, with respect to any Loan as of any date of
      -------------
determination, the date on which the last payment of principal is due and payable under the related promissory note.

     "Monthly Collection Amount" means, for each Distribution Date, all amounts
      -------------------------
actually received into Servicer's lock box designated for receipt of payments during the related Collection Period with respect to the Loans and/or REO Properties from whatever source (other than partial and forbearance payments), minus amounts representing accrued taxes and insurance premiums not yet due and payable to the applicable taxing authority or insurer, calculated in accordance with the then current escrow analysis performed by the Servicer in accordance with applicable Requirements.

     "Monthly Document Report" means the monthly report prepared by the Servicer
      -----------------------
and delivered to Owner pursuant to Section 6.4.

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     "Monthly Payment" means with respect to any Loan and any Collection Period,
      ---------------
the scheduled monthly payment of principal and interest, excluding any Balloon Payment, on such Loan which is payable in such Collection Period.

     "Monthly Report" means the monthly report prepared by the Servicer and
      --------------
delivered to Owner pursuant to Section 6.2.

     "Mortgage Insurance" means any mortgage insurance or guaranty relating to a
      ------------------
Loan issued by a Mortgage Insurer.

     "Mortgage Insurer" means the Federal Housing Administration as a mortgage
      ----------------
insurer, the United States Department of Veterans Affairs as a mortgage guarantor and any issuer of private mortgage insurance.

     "Mortgaged Property" means the real property securing a Loan.
      ------------------

     "Non-Performing Loan" means as of the Determination Date, a Loan for which
      -------------------
any one of the following applies: (a) any Monthly Payment is delinquent at least two (2) calendar months determined without giving effect to any grace period permitted by the related Loan Documents; (b) there has been a material default under the terms and provisions of the Loan Documents, and such material default is not likely to be cured by Obligor within two (2) calendar months; (c) as to which the Servicer shall have received notice of the foreclosure (or deed-in-lieu of foreclosure) or proposed foreclosure (or proposed deed-in-lieu of foreclosure) or exercise of other remedies of any other mortgage or lien on the Mortgaged Property; (d) as to which the Obligor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Obligor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of two (2) calendar months; or (e) as to which the Obligor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payments of its obligations.

     "Non-Recoverable Advance" shall have the meaning set forth in Section
      -----------------------
2.3(b) below.

     "Obligor" means the Person or Persons obligated to make payments of
      -------
principal and interest on the Loan, and includes all joint, several or joint and several obligors and all guarantors (other than Mortgage Insurers).

     "Owner" means collectively Pan American Bank, FSB and United PanAm Mortgage
      -----
Corporation; provided, that the term "Owner" shall mean both such parties or either one of them, as the context may require.

     "Owner Event of Default" shall have the meaning set forth in Section 9.1.
      ----------------------

     "Performing Loan" means any Loan which is not a Non-Performing Loan as of
      ---------------
the Determination Date.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

     "Pre-Sale" shall have the meaning set forth in Section 3.2(c).
      --------

     "Property" means any Mortgaged Property and/or REO Property.
      --------

     "Property Improvement Expenses" means any costs and expenses for repairs,
      -----------------------------
replacements or improvements which the Servicer deems advisable under the circumstances, but only to the extent that they:

     (a) are paid to Persons who are generally in the business of providing such goods and services;

     (b) are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided;

     (c) are designed to maintain or improve the value of a Property but not immediately necessary to operate it; and

     (d) are incurred for the purpose of facilitating the sale of the related Loan or REO Property and maximizing the proceeds thereof, including but not limited to the following:

          (i)    cosmetic improvements such as painting and landscaping;
          (ii) replacement of items which are obsolete or wearing out but which may not be dysfunctional; and
          (iii) moneys paid to a tenant or buyer for a purpose similar to a Property Improvement Expense.

     "Property Protection Expenses" means the following costs and expenses, but
      ----------------------------
only to the extent that they are paid to Persons who are generally in the business of providing such goods and services and are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided:

     (a)  utility costs;
     (b) payments required under service contracts, including but not limited to service contracts for heating, ventilation and air conditioning systems, landscape maintenance, pest extermination, security, swimming pool service and trash removal;

     (c)  property management fees;
     (d) usual and customary leasing and sales brokerage expenses and commissions;
     (e)  permits, licenses and registration fees and costs;
     (f) any expense necessary in order to prevent or cure a breach under a lease, contract or agreement, if the consequences of failure to prevent or cure could, in the sole judgment of Servicer, have a material adverse effect with respect to a Loan or Property;
     (g) any expense necessary in order to prevent or cure a material violation of any applicable law, regulation, code or ordinance;
     (h) costs and expenses of brokers' price opinions and surveys incidental to evaluation, leasing and/or sale of the Loans and/or Properties;
     (i) fees and expenses of attorneys, paralegals, surveyors, title and escrow companies (including, without limitation, costs, fees and/or expenses for title insurance premiums, title searches, escrow fees, recording costs and all costs similar or related thereto), costs incurred to obtain documents or information for the Servicing File, and any costs and expenses related to the preparation and/or recordation of releases of liens or satisfactions of mortgages (in whole or in part);
     (j)  property inspections; and
     (k) other such reasonable fees and expenses incurred by Servicer in connection with the enforcement, collection, foreclosure, management and operation of the REO Property or the Mortgaged Property, sales of REO Properties (including, without limitation, the costs and expenses set forth in (i) above and any and all transfer taxes and other closing costs customarily paid by the seller in the locale where such sale occurs) and the performance of its servicing activities.

     "Requirements" means all federal, state or local laws and any other
      ------------
requirements of any government or agency or instrumentality thereof applicable to the servicing of the Loans, the management of the REO Properties or the provision of services hereunder by the Servicer.

     "REO Property" means, (a) as of any Determination Date for the purpose of
      ------------
calculating the relevant Servicing Fee, and (b) as of the actual date of acquisition of title for all other purposes: any Mortgaged Property which was subject to a Loan after it has been acquired on behalf of Owner pursuant to this Agreement through foreclosure or similar proceedings, acceptance of deed-in-lieu of foreclosure, acquisition of title in lieu of foreclosure or the acquisition of title by operation of law.

     "Servicer" means Ocwen Federal Bank FSB, a federal savings bank, its
      --------
successors in interest and permitted assigns.

     "Servicer Event of Default" shall have the meaning set forth in Section
      -------------------------
9.1.

     "Servicing Advances" means all amounts advanced by the Servicer in payment
      ------------------
of Property Protection Expenses, Escrow Payments, Setup Expenses and Property Improvement Expenses.

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

     "Servicing Fee" means, collectively, the fees set forth on Exhibit C,
      -------------                                             ---------
attached hereto and made a part hereof for all purposes.

     "Servicing File" means with respect to each Loan, the Loan Documents and
      --------------
information (including any servicing tapes, images and conversion reports) received from the Current Servicer, provided by Owner (including title company investigations of matters relating to the Loans and the REO Properties), or obtained through the efforts of the Servicer hereunder. To the extent reasonably practicable, the Servicing File will contain the Loan Documents and information described in Exhibit B hereto.
                         ---------

     "Setup Expenses" means the Servicer's direct out-of-pocket expenses
      --------------
attributable to the Breach Analysis (including, without limitation, title searches, recording fees for powers of attorneys and tax search services).

     "Setup Fee" means an initial fee for the Setup and analysis (including a
      ---------
Breach Analysis, except for the proviso in the definition of "Breach Analysis") of each Loan and/or REO Property as set forth on Exhibit C attached hereto.
                                                 ---------

     "Transfer Date" means with respect to any Loan or REO Property, the date on
      -------------
which the relevant Servicing File has been fully transferred to Servicer and Servicer has assumed servicing responsibilities therefor in writing.

     Section 1.2    Interpretation of Agreement.
                    ---------------------------

     (a) All references in this Agreement to designated Sections, Articles, Exhibits and Schedules are to the designated sections and articles of and exhibits and schedules to this Agreement.

     (b) Use of the masculine gender is intended to include the feminine and neuter genders.

     (c) The headings and captions used in this Agreement are for convenience of reference only and do not define, limit or describe the scope or intent of the provisions of this Agreement.

     (d) Terms in the singular include the plural and vice versa.

     (e) The terms "includes" or "including" are intended to be inclusive rather than exclusive.

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                                   ARTICLE II
                             TRANSFER OF SERVICING

     Section 2.1    Transfer of Servicing Files to the Servicer.
                    -------------------------------------------

     (a) Simultaneously with the adding of a Loan or REO Property to the servicing portfolio hereunder from time to time (which may be accomplished simply by the Owner sending the pertinent Servicing File to Servicer and designating the Loan or REO Property as an asset to be serviced hereunder and Owner's acceptance of same), Owner shall cause the Current Servicer to transfer to the Servicer the Servicing Files and/or servicing records necessary to provide current data with respect to each of the Loans and Properties. Such transfer shall occur in accordance with such procedures as Owner and Servicer shall mutually agree upon taking into account the requirements of this Agreement. In the event that not all of the related Servicing Files and/or necessary servicing records are transferred on the first attempted transfer, thereafter, the Servicer, at Owner's expense, shall use its best efforts to cause the Current Servicer to transfer to the Servicer any Servicing Files and/or servicing records necessary to provide current data with respect to each Loan and each REO Property which were not transferred to the Servicer on the first attempted transfer. The Servicer shall transfer and convert the Servicing Files to the Servicer's system as soon as reasonably possible from the date of receipt by the Servicer of the Servicing Files and such other documents as are reasonably necessary to service the Loans and Properties from the Current Servicer.

     (b) As of each Transfer Date, Owner hereby appoints the Servicer to provide and the Servicer hereby assumes and accepts responsibility for providing the services described herein with respect to each Loan and REO Property; provided,
                                                                      --------
however, that if the Servicer is making diligent efforts to complete and verify
-------
the Servicing File because a Servicing File is not complete or contains incorrect information on the Transfer Date, the Servicer shall not be responsible for any failure to provide any service hereunder, or for any inaction or any action taken hereunder related to such incompleteness or incorrectness.

     In the event the Servicing File for a Loan or a REO Property does not contain (to the Servicer's current, actual knowledge) all of the Loan Documents or other documents reasonably necessary to service the Loan or REO Property, the Servicer shall notify Owner in writing within forty-five (45) days after the first attempted transfer of a Servicing File of all such missing necessary documents. For the purposes of the immediately preceding sentence, the phrase "to the Servicer's current, actual knowledge" shall mean that the Servicer shall only be responsible for examining the "four corners" of the Servicing File presented to the Servicer by the Owner or the Current Servicer (as the case may be) and verifying that each such Servicing File contains Loan Documents customary for the type of Loan involved (e.g., a promissory note, deed of trust or mortgage and mortgagee's title policy); the Servicer shall have no responsibility for determining whether there are particular missing documents if the documents presented to Servicer do not disclose the existence of such missing document (e.g., a loan modification not included in the file delivered to the Servicer by the Owner and not referenced in any of the Loan Documents in the file). The Servicer shall take such steps as the Servicer believes necessary in the exercise of its reasonable business judgment to determine what

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course of action to pursue in respect of each Loan and REO Property.  Following such determination, the Servicer shall determine in accordance with Accepted Servicing Practices what additional documents and information should be obtained for the related Servicing File and shall use diligent efforts to obtain such documents and information as soon as reasonably practicable. After Servicer has sent to Owner the notice referred to in this subsection (b) regarding missing documents, upon delivery of such notice, the Servicer shall not be responsible for any failure to perform services related to such Loan to the extent Servicer is impaired by the absence of such document(s), or for any inaction or action taken at the request of the Owner.

     (c) Prior to the transfer to the Servicer of the complete Servicing File with respect to a Loan, the Servicer shall not be responsible for the payment of Escrow Payments with respect to such Loan unless the Servicer has actual knowledge of the existence, amount and due date of such obligations, in which case the Servicer shall determine in accordance with Accepted Servicing Practices whether or not to make any Escrow Payments within five (5) Business Days after it has actual knowledge of the existence, amount and due date of such obligations. In the case of property taxes and similar items, the Servicer shall be deemed not to have knowledge of the existence, amount and/or due date of such obligations until five (5) Business Days after receiving a current report with respect to the Mortgaged Property from a tax service retained by the Servicer. Servicer agrees to requisition such report as soon as reasonably possible after a Loan for which taxes are not being escrowed becomes a Non-Performing Loan. The Servicer shall be entitled to rely in all respects on any tax service report and shall have no liability to Owner if a tax sale occurs for which the Servicer (i) received no notice from the applicable taxing authority, or (ii) received a report from a tax service indicating that the taxes were current.

     (d) Upon reasonable request by the Servicer, Owner shall furnish the Servicer with such limited powers of attorney and other documents prepared by the Servicer and satisfactory in form and substance to Owner as may be necessary or appropriate to enable the Servicer to liquidate, collect payments against and otherwise service and manage the Loans and Properties in accordance with this Agreement. Additionally, the Servicer may appoint certain designated servicing officers in a writing to Owner and such designated servicing officers shall be authorized to act upon behalf of Owner hereunder. Such list (or any amended list) designating such servicing officers shall be sufficient so long as it is executed by any officer of Servicer. All documents so provided to the Servicer shall be held in trust by the Servicer on behalf of the Owner.

     (e) Owner agrees to cooperate fully with the Servicer with respect to all reasonable requests made by the Servicer in connection with the transfer of servicing pursuant to this Section 2.1.

     Section 2.2    Intentionally Deleted.
                    ---------------------

     Section 2.3    Servicing Responsibilities.  Subject to Section 2.1 and in
                    --------------------------
accordance with Accepted Servicing Practices, in performing its obligations hereunder, the Servicer shall comply with

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

the following with respect to each Loan or REO Property, continuously from the date hereof until the date each Loan or REO Property ceases to be subject to this Agreement:

          (a) The Servicer shall hold all funds received for Owner hereunder in trust for Owner in a segregated Collection Account with a financial institution whose accounts are insured by the FDIC (which may be accounts maintained with the Servicer and, if not with Servicer, with a depository institution whose (or whose direct or indirect parent's) long term unsecured debt obligations are rated at least "A" or better by Standard & Poor's Rating Group) in accordance with all applicable Requirements. The Servicer shall make remittances from the Collection Account as provided in
     Section 6.2. The Servicer shall hold all funds received to cover Escrow Payments in connection with the Loans in trust for Owner, and the related Obligor in a segregated Escrow Account (which shall be maintained in accordance with all applicable Requirements and the terms of the Loan Documents) with a financial institution whose accounts are insured by the FDIC (which may be accounts maintained with the Servicer and, if not with Servicer, with a depository institution whose (or whose direct or indirect parent's) long term unsecured debt obligations are rated at least "A" or better by Standard & Poor's Rating Group) and shall disburse such funds from the appropriate Escrow Accounts as necessary or advisable. The Servicer shall also be authorized to hold all partial payments and forbearance payments in the Escrow Account (and shall not be required to deposit same into the Collection Account nor to remit same to the Owner) until such time as the Servicer applies (in accordance with Accepted Servicing Practices) such payments to the applicable Loan.

          (b) The Servicer shall timely determine the amounts of all required disbursements from the Escrow Accounts and shall make disbursements as they become due. The Servicer shall also determine whether any delinquency exists in the payment of Escrow Payments and shall use commercially reasonable efforts to cause such deficient amounts to be paid by the Obligor. If there are not sufficient funds in the appropriate Escrow Account to make such payments as they become due, the Servicer may, but shall not be obligated to advance such Escrow Payments from its own funds. The Servicer shall determine in accordance with Accepted Servicing Practices whether to make or advance Escrow Payments. If the Servicer determines in its reasonable judgment that an advance pursuant to this or any other section will not be ultimately recoverable from late payments, insurance proceeds, Liquidation Proceeds or any other recovery on such Loan or Property (a "Non-Recoverable Advance"), the Servicer will not be obligated to make such advance. Accordingly, the Servicer shall not make any Escrow Payments to the extent such an advance would be a Non-Recoverable Advance. Any advances made towards Escrow Payments shall be deemed to be Servicing Advances. The Servicer shall be entitled to reimbursement of all such Servicing Advances made pursuant to this Section
     2.3 from all amounts subsequently deposited in the Collection Account.

          (c) The Servicer shall comply with the provisions of all applicable Requirements and the Loan Documents relating to the giving of all notices or other communications required to be given by or on behalf of Owner to any Mortgage Insurer, title insurer or other insurer or guarantor, as applicable. Where any applicable Requirement or the Loan Documents require any notice or other communication to be given to an Obligor, the Servicer shall, in the absence of instructions to the contrary from Owner, give such notice or other communication to the Obligor.

          (d) The Servicer shall, at the expense of the Owner if not paid by an Obligor, (i) enforce the Obligor's obligations under the Loan Documents to cause each Mortgaged Property to be insured against risks, hazards and liabilities as required by all applicable Requirements and the Loan Documents, in an amount at least equal to the unpaid principal balance of the Loan, and (ii) cause each REO Property to be insured against risks, hazards and liabilities, in an amount which is at least equal to the lesser of (A) the full replacement value of the improvements which are a part of such REO Property, and (B) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property; such insurance shall be obtained from a financially sound and reputable insurance carrier. The Servicer shall retain copies of all Hazard Insurance policies or certificates of insurance representing such coverage. The Servicer shall comply with all of the terms of Mortgage Insurance and guarantees relating to any Loan and shall use its best efforts to maintain such Mortgage Insurance and guarantees in full force and effect provided that Servicer has actual knowledge of such insurance or guaranty. In the event of an insured loss with respect to any Property, unless the Servicer has actual knowledge that the Obligor has filed such a claim with respect to a Mortgaged Property, the Servicer shall promptly file or cause to be filed a claim on the Hazard Insurance. In the case of a Mortgaged Property, the Servicer shall apply or disburse all insurance proceeds in accordance with the terms and provisions of the Loan Documents and all Requirements, and, in the case of a REO Property, the Servicer shall apply or disburse all insurance proceeds in accordance with the instructions of Owner, in each case net of any amounts due to Servicer as otherwise provided herein. The Servicer shall be responsible for submitting a claim under any Mortgage Insurance or other guaranty or insurance on a timely basis provided that Servicer has actual knowledge of such insurance or guaranty. The Servicer shall, at Owner's expense and where the Obligor fails or refuses to maintain insurance on the Mortgaged Property in accordance with the applicable Loan Documents (or to pay escrows sufficient therefor, as the case may be), subject the Mortgaged Properties to the coverage of its "force-placed" hazard insurance policy with such deductible as the Servicer maintains for similar mortgaged properties serviced for itself and for others by Servicer. The amount of any premiums to the Servicer resulting from obtaining such coverage shall be treated as a Property Protection Expense hereunder. The Owner shall be solely responsible for the amount of the deductible in the event of any loss and the Servicer shall have no liability to Owner therefor.

          Subject to the preceding paragraph, the Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of the Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer.

          (e) The Servicer shall prepare promptly each report required by all applicable Requirements (including reports to be delivered to all governmental agencies having jurisdiction over the servicing of the Loans and the Escrow Accounts), shall execute such reports (or, if Owner must execute such reports, shall deliver such reports to Owner for execution prior to the date on which such reports are due) and shall file such reports with the appropriate Persons. The Servicer shall timely prepare and deliver to the appropriate Persons Internal Revenue Service forms 1098, 1099 and 1099A relating to any Loan for the time period such Loan has been serviced by Servicer; the Owner shall be solely responsible for filing any other forms including, without limitation and to the extent applicable, forms 1041 and K-1. The reports to be provided under this subsection shall cover the period through the end of the month (or the end of the calendar year, in the case of reports to be sent to the Internal Revenue Service) following the termination of this Agreement. The Servicer shall promptly prepare all reports or other information required to respond to any inquiry from or give any necessary instructions to any Mortgage Insurer, provider of Hazard Insurance or other insurer or guarantor, taxing authority, tax servicer, Association or the Obligor.

          (f) The Servicer shall maintain adequate facilities and experienced staff to carry out its obligations hereunder.

          (g) The Servicer shall hold and be responsible for responding promptly and accurately to all reasonable requests from Owner, the Obligor or other Persons for information relating to a Loan or Property or to the Obligor that the Servicer is required or permitted to disclose to such Person, upon compliance by such Person of any conditions to the release of such information.

          (h) The Servicer shall cooperate with Owner in facilitating any financing or securitization of the Loans (including furnishing such reports and information with respect to the Loans as Owner may reasonably request), and facilitating the transfer of servicing of the Loans to such entity as Owner may designate in connection with a securitization of the Loans. Any and all costs, fees and expenses incurred by Servicer in connection with the foregoing shall be deemed to be Servicing Advances and shall be reimbursed by Owner if not previously withdrawn from the Collection Account, such obligation of Owner to survive any termination hereof.

     Section 2.4    Collection and Resolution Activities.  The Servicer shall be
                    ------------------------------------
responsible, continuously from the Transfer Date until the date each Loan ceases to be subject to this Agreement, for using measures consistent with the Accepted Servicing Practices to attempt to collect delinquent payments on each Loan.

     Section 2.5    Servicing Compensation.  The Setup Fee shall be paid on the
                    ----------------------
first Distribution Date following the Setup of the Loan and/or REO Property. If not paid by Owner on or before such date, the Servicer may withdraw such Setup Fee from the Collection Account on or after such date. The Servicer shall be entitled each month to the Servicing Fee. The Servicing Fee shall not be prorated for any period of less than a full calendar month. In addition, Servicer shall be entitled to retain all Ancillary Income. Servicer shall not be obligated to deposit any Ancillary Income into the Collection Account. In the event that Servicer deposits into the Collection Account any Ancillary Income, the Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                                  ARTICLE III
                          DEFAULT MANAGEMENT SERVICES

     Section 3.1    Default Management Responsibilities.  Subject only to
                    -----------------------------------
Accepted Servicing Practices and the Decision Matrix, the Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, Servicer is hereby authorized and empowered by Owner (if, in the Servicer's reasonable judgment, such action with respect to the Loans and/or the Properties is in the best interests of Owner in accordance with, or is required by, this Agreement, and subject to Accepted Servicing Practices and the Decision Matrix) to take the following actions (without limitation): (i) prepare, execute and deliver, on behalf of Owner at its expense, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; and, subject to the remaining terms and provisions of this Article III, modifications, waivers (including, without limitation, waivers of any late payment charge in connection with any delinquent payment on a Loan), consents, amendments, discounted payoff agreements, forbearance agreements, cash management agreements or consents to or with respect to any documents contained in the related Servicing File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other instruments comparable to any of the types of instruments described in this subsection (i), and (ii) institute and prosecute judicial and non-judicial foreclosures, suits on promissory notes, indemnities, guaranties or other Loan Documents, actions for equitable and/or extraordinary relief (including, without limitation, actions for temporary restraining orders, injunctions, and appointment of receivers), suits for waste, fraud and any and all other tort, contractual and/or other claims of whatever nature, and to appear in and file on behalf of Owner such pleadings or documents as may be necessary or advisable in any bankruptcy action, state or federal suit or any other action.

     Section 3.2    Alternatives to Foreclosure
                    ---------------------------

          (a) Repayment Plan and Forbearance Agreement.  If the Servicer pursues
              ----------------------------------------
     a repayment plan in respect of a Loan pursuant to the authority granted to the Servicer by the terms and provisions of Section 3.1 above, the Servicer will negotiate an agreement with the Obligor for repayment of the delinquent payments over a period and for forbearance from foreclosure during the term of such agreement. If such Obligor shall at any time be in default under any such agreement, the Servicer shall promptly proceed with foreclosure proceedings in accordance with Section 3.3 hereof (while simultaneously pursuing other resolution strategies). The Servicer shall retain any fees paid by the Obligor in connection with such repayment plan or forbearance agreement as Ancillary Income.

          (b) Suit Against the Obligor; Garnishments, etc..  If the Servicer
              --------------------------------------------
     determines in accordance with Accepted Servicing Practices that it would be prudent to file suit against an Obligor rather than to seek foreclosure, the Servicer may file suit against an Obligor directly to recover the indebtedness, to seek a garnishment of wages, to seek a temporary restraining order and/or temporary and/or permanent injunction, and/or to seek any other relief available at law or in equity against the Obligor. Additionally, if the circumstances warrant same and applicable law so permits, the Servicer may file any such suit while simultaneously seeking nonjudicial or judicial foreclosure or may seek such relief in the same action as that filed to seek a judicial foreclosure.

          (c) Pre-Sale.  In order to avoid foreclosure, the Servicer may
              --------
     (pursuant to the authority granted to the Servicer by the terms and provisions of Section 3.1 above) attempt (i) to effect a sale of the Property (including causing the Property to be listed for sale with a real estate broker) or (ii) to effect an assumption or prepayment of the Loan, with the Obligor's cooperation, and, if appropriate, enter into an agreement with the Obligor regarding payment of any deficiency (a "Pre-Sale"). The Servicer, or any of its affiliates, may act as a broker on behalf of the Obligor. Owner acknowledges that if the Servicer or any affiliate of the Servicer has accepted a listing agreement with an Obligor in connection with such sale or assumption, the Servicer or such affiliate, acting in such capacity, is legally obligated to present all offers to purchase the Property or assume the Loan to the Obligor and will negotiate a sale of the Property or assumption of the Loan pursuant to the instructions from the Obligor. The proceeds of any Pre-Sale distributable to Owner pursuant to and subject to the distribution priorities set forth in Section 6.2 will reflect reductions for customary costs of closing, including brokerage commissions, make-ready expenses, title insurance, financing costs, recording fees, transfer taxes, tax certificates, title and closing agent fees and pro-rated items, that will reduce the proceeds of sale payable to Owner.

          (d) Modification.  If the Servicer pursues a modification of the Loan
              ------------
     pursuant to the authority granted to the Servicer by the terms and provisions of Section 3.1 above, the Servicer will negotiate and execute loan modification documents on behalf of Owner in accordance with the Accepted Servicing Practices. The Servicer shall retain any fees paid by the Obligor in connection with such modification as Ancillary Income.

          (e) Discounted Payoff.  The Servicer may (pursuant to the authority
              -----------------
     granted to the Servicer by the terms and provisions of Section 3.1 above) accept a discounted payoff of the Loan. The Servicer, or any of its affiliates, may provide new financing to the Obligor to facilitate such discounted payoff provided that the Servicer obtains Owner's prior written consent. Owner acknowledges that if Servicer provides such financing Servicer will receive fees from the Obligor in connection therewith and Owner will not be entitled to any such fees.

          (f) Deed in Lieu.  If the Servicer pursues a deed in lieu of
              ------------
     foreclosure pursuant to the authority granted to the Servicer by the terms and provisions of Section 3.1 above, the Servicer will retain counsel to prepare appropriate documentation, execute and deliver such documentation on behalf of Owner and may enter into an agreement with Obligor regarding payment of any deficiency. The actions described herein shall be taken by the Servicer in accordance with Accepted Servicing Practices or otherwise with the consent of Owner. Title to such Property may be taken in the name of the Owner or its designee. Notwithstanding anything to the contrary contained herein, in connection with a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.2 hereof, the Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five (5) days after the Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. In no event will the Servicer be required to acquire record title to an Environmental Problem Property. The Servicer will provide the services described in Section 4.1 with respect to each Property for which a deed in lieu of foreclosure is received by the Servicer.

          (g) Priority; Insurance Claims.  The Servicer will be responsible for
              --------------------------
     retaining counsel on behalf of Owner to advise the Servicer whether any proposed relief for the Obligor pursuant to this Section 3.2 will adversely affect claims against any other Obligor or the priority of the lien securing the Loan. The Servicer will be responsible for determining that such relief will not adversely affect any applicable Mortgage Insurance or other guaranty. The Servicer shall consider the effect of such relief on the priority of the lien, claims against other Obligors and the effect on Mortgage Insurance or other guarantees in acting hereunder.

          (h) Monitoring.  The Servicer will be responsible for monitoring
              ----------
     compliance with a repayment plan, modification agreement, agreement regarding payment of a deficiency or other agreement entered into pursuant to this Section 3.2 regarding payments in respect of a Loan, and sending appropriate reminder notices to the Obligor or other appropriate Person.

     Section 3.3    Foreclosure.  If the Servicer reasonably determines that
                    -----------
foreclosure is appropriate with respect to a Loan (including if it determines that foreclosure is appropriate in conjunction with or as an alternative to collection efforts and default management services hereunder), the Servicer will (pursuant to the authority granted to the Servicer by the terms and provisions of Section 3.1 above) retain an attorney and supervise the conduct of the foreclosure proceeding. If the Property is acquired in the foreclosure proceeding, the Servicer may acquire the Property in the name of the Owner or its designee, and the Servicer shall commence providing property management and disposition services as provided in Section 4.1. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure, in the event the Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.2 hereof, the Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five (5) days after the Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. In no event will the Servicer be required to acquire record title to an Environmental Problem Property. If Servicer elects to proceed with a foreclosure in accordance with the laws of the state where the Mortgaged Property is located, Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any other liable party if the laws of the state do not permit such a deficiency judgment after such foreclosure or if Servicer determines, in accordance with Accepted Servicing Practices, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment.

     Section 3.4    Bankruptcy of Obligor.  If the Servicer has actual knowledge
                    ---------------------
that an Obligor is the subject of a proceeding under the Bankruptcy Code or any other similar law, has made an assignment for the benefit of creditors or has had a receiver or custodian appointed for its property, the Servicer will (pursuant to the authority granted to the Servicer by the terms and provisions of Section 3.1 above) retain an attorney to pursue claims to payment on the Loan and foreclosure on the Property. If the Property is acquired in an insolvency proceeding it shall be acquired in the name of Owner or its designee.

     Section 3.5    Decision Matrix (Residential).  The Servicer shall be
                    -----------------------------
authorized to do or cause to be done any and all things in connection with the Loans and Properties according to the Accepted Servicing Practices standard and the terms and provisions of this Article III as limited by the matrix (the "Decision Matrix") attached hereto and made a part hereof for all purposes as
----------------
Exhibit D.
---------

                                   ARTICLE IV
                  PROPERTY MANAGEMENT AND DISPOSITION SERVICES

     Section 4.1    Property Management and Disposition Responsibilities.  With
                    ----------------------------------------------------
respect to each Mortgaged Property that becomes an REO Property, the Servicer shall, in accordance with Accepted Servicing Practices, provide property management and disposition services with respect to such REO Property, including analysis of sale and leasing potential of such REO Property, leasing and collection of rents, property management (including maintenance and repairs to such REO Property to render it leasable or salable), Escrow Account administration for payment of Escrow Payments and property sales.

     Section 4.2    Environmental Problems.  If the Servicer hereafter becomes
                    ----------------------
aware that a Property is in violation of any environmental law, rule or regulation (an "Environmental Problem Property"), the Servicer will notify Owner of the existence of the Environmental Problem Property. Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to Owner relating to the proposed action regarding the Environmental Problem Property and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by Owner in writing within five (5) days after the Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. If Servicer has reason to believe that a Property is in violation of any environmental law, rule or regulation (e.g., the Servicer obtains a broker's price opinion which reveals the potential for such problem), the Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to Owner.

                                   ARTICLE V
                             STANDARDS FOR CONDUCT

     Section 5.1    Standards of Care and Delegation of Duties.
                    ------------------------------------------

          (a) The obligation of the Servicer to perform its duties (including any duty to obtain or verify information) under this Agreement will be satisfied so long as the Servicer acts in a manner consistent with Accepted Servicing Practices. The Servicer shall not be responsible for the form, substance, validity, perfection, priority, effectiveness or enforceability of any documents in the Servicing File on the Transfer Date or on the date that it obtains such documents from the Current Servicer.

          (b) In the performance of its duties and obligations under this Agreement, the Servicer may act directly or through agents, independent counsel, accountants and other independent professional Persons, or it may delegate the performance of functions and consult with agents, independent counsel and other independent Persons; provided, however, that no such delegation shall relieve Servicer from any of its obligations hereunder. Additionally, in the event that Servicer believes that it is unable to comply with the requirements of this Section 5.1(a) with respect to any particular Loan or REO Property as a result of Servicer's relationship with an Obligor or some other reason which would cause Servicer to be in violation of the Accepted Servicing Practices standard, it may enter into a sub-servicing agreement whereby a sub-servicer shall perform its duties with respect to such Loan or REO Property. In such event, so long as such sub-servicer performs such duties on behalf of Servicer, in accordance with the other terms and provisions of this Agreement, then Servicer shall be deemed to be in compliance therewith.

          (c) The Servicer shall be entitled to rely upon any notice, document, correspondence, request or directives received by it from Owner that the Servicer believes to be genuine and to have been signed or presented by an authorized officer or representative of Owner, and shall not be obligated to inquire as to the authority or power of any Person so executing or presenting any notice, document, request or directive or as to the truthfulness of any statements set forth therein.

     Section 5.2    Transactions with Related Persons.  In carrying out its
                    ---------------------------------
obligations and duties under this Agreement, the Servicer may contract with its affiliates, provided that all Persons with whom the Servicer may contract, enter into arrangements with or otherwise deal with, shall be engaged on a commercially reasonable arm's-length basis and at competitive rates of compensation. Nothing contained in this Agreement will prevent the Servicer or its affiliates from engaging in other businesses or from acting in a similar capacity for any other Person even though such Person may engage in business activities similar to those of Owner or its affiliates.

     Section 5.3    Access to Records.
                    -----------------

          (a) To the extent required by this Agreement, the Servicer will establish and maintain a system of (i) records of operational information relating to the collection of Loans, the conduct of default management services and the administration, management, servicing, repair, maintenance, rental, sale or other disposition of Loans and Properties and
     (ii) books and accounts, which shall be maintained in accordance with customary business practices, of financial information relating to the Loans and the Properties. Information may be maintained on a computer or electronic system.

          (b) Owner and its respective accountants, attorneys, agents or designees may during normal business hours of the Servicer and at Owner's expense, upon reasonable prior written notice, examine the Servicer's books and records relating to the Loans and the Properties, provided that Owner shall provide to Servicer a copy of any report generated in connection with any such examination. Such records shall not include any proprietary or confidential information, as reasonably determined by the Servicer. In addition, Servicer shall provide to Owner any other information, related to the Loans and Properties, reasonably requested by Owner.

     Section 5.4    Annual Audit.  On or before April 30 of each year, beginning
                    ------------
with April 30, 1998, Servicer shall cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish a statement to Owner, and to Servicer, to the effect that such firm has examined certain documents and records for the preceding calendar year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

                                   ARTICLE VI
                        BILLING OF AND REPORTS TO OWNER

     Section 6.1    Property Protection Expenses and Property Improvement
                    -----------------------------------------------------
Expenses.  To the extent no funds remain on deposit in the Collection Account to
--------
pay Property Protection Expenses and/or Property Improvement Expenses, Servicer shall advance such amounts; provided, however, that the Servicer shall not be obligated to make any advance if the Servicer determines in its reasonable judgment (taking into account the Accepted Servicing Practices standard) that such advance will be a Non-Recoverable Advance. Any advances made towards Property Protection Expenses and/or Property Improvement Expenses shall be deemed to be Servicing Advances. The Servicer shall be entitled to reimbursement of all such Servicing Advances made pursuant to this Section 6.1 from all amounts subsequently deposited in the Collection Account. To the extent that the Servicer has previously withdrawn from the Collection Account funds to pay for third party costs relating to loan modifications and the Servicer thereafter recovers cash funds from the Obligor for such amounts, the Servicer shall deposit such recovered cash into the Collection Account.

     Section 6.2    Remittances and Monthly Report.  Two (2) Business Days prior
                    ------------------------------
to each Distribution Date, the Servicer shall submit a Monthly Report by means of hard copy and computer diskette (substantially in the form set forth on Exhibit A hereto) or in such other form and manner as may be hereafter mutually agreed upon by Owner and the Servicer, showing all collections of interest and principal (from whatever source) on the Loans and all collections in respect of the Properties (including sale proceeds and rental payments) during the related Collection Period as well as the amounts, and a detailed description, of all Servicing Advances incurred during the related Collection Period and all distributions from the Collection Account since the preceding Distribution Date. On each Distribution Date the Servicer shall withdraw the Monthly Collection Amount from the Collection Account and distribute the amount withdrawn in the following priority:

          (a) to refund to any Obligor any funds determined to be in excess of the amounts required under the terms of the related Loan Documents;

          (b) to pay itself the Servicing Fee and Ancillary Income earned per Loan or REO Property per month;

          (c) to reimburse itself for unpaid Servicing Fees and Ancillary
     Income;

          (d) to reimburse itself for Servicing Advances;

          (e) to reimburse itself for Servicing Advances not previously reimbursed;

          (f) upon the termination of this Agreement, to reimburse itself for unpaid Servicing Fees and Ancillary Income and Servicing Advances;

          (g)  to Owner.

Amounts payable to Owner shall be paid by wire transfer in immediately available funds (by 4:00 p.m., Eastern Standard Time on the day of transfer) to an account designated by Owner.

     Section 6.3    Billing.  If the Monthly Collection Amount on any
                    -------
Distribution Date is insufficient to pay or reimburse to the Servicer for any of the items payable to Servicer in Section 6.2(b) through Section 6.2(e) incurred, accrued or earned through the end of the related Collection Period, the Servicer shall indicate in a Monthly Report or other written statement to Owner the sum of such amount that remains outstanding, which amounts shall be paid to Servicer by Owner within ten (10) days after the date the Servicer sends such notice to Owner.

     Section 6.4    Missing Document Report.  In addition to the Monthly Report,
                    -----------------------
the Servicer shall provide to Owner a report with respect to a Loan within thirty (30) days after a loan is first boarded, which report shall include a listing with respect to each Loan and REO Property of all missing documents reasonably necessary to service such Loan. Owner will cure any such deficiencies within seven (7) calendar days after Owner's receipt of such report.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     Section 7.1    Representations and Warranties of the Servicer.  The
                    ----------------------------------------------
Servicer, as a condition to the consummation of the transactions contemplated hereby, makes the following representations and warranties to Owner as of the initial Transfer Date and during the term of this Agreement:

          (a) Organization and Good Standing; Licensing.  The Servicer is a
              -----------------------------------------
     federal savings association duly organized, validly existing and in good standing under the laws of the United States of America and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned, or leased or serviced by it requires such qualification (except where there is an appropriate statutory exemption applicable to Servicer or the failure so to qualify would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or Owner).

          (b) Authorization: Binding Obligations.  The Servicer has the power
              ----------------------------------
     and authority to make, execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          (c) No Consent Required.  The Servicer is not required to obtain the
              -------------------
     consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Servicer to perform its obligations hereunder.

          (d) No Violations.  The execution, delivery and performance of this
              -------------
     Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer (except for violations that will not adversely affect the Servicer's ability to perform its obligations hereunder) or the charter or by-laws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

          (e) Litigation.  No litigation or administrative proceeding of or
              ----------
     before any court, tribunal or governmental body is currently pending or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, which if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement.

          (f) HUD Approved.  The Servicer is a mortgagee approved by HUD for
              ------------
     servicing pursuant to 24 CFR (S) 202.18. No event has occurred that, with notice to HUD, would result in a breach of the representation made in the preceding sentence.

     Section 7.2    Representations and Warranties of Owner.  Owner, as a
                    ---------------------------------------
condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Servicer as of the initial Transfer Date:

          (a) Organization and Good Standing; Licensing.  Each Owner is either a
              -----------------------------------------
     federal savings bank or a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the power and authority to own its assets and to transact the business in which it is currently engaged. Owner is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification (except where there is an appropriate statutory exemption applicable to Owner or the failure so to qualify would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Owner or the Servicer).

          (b) Authorization:  Binding Obligations.  Owner has the power and
              -----------------------------------
     authority to make, execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this

     Agreement will constitute the legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          (c) No Consent Required.  Owner is not required to obtain the consent
              -------------------
     of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made.

          (d) No Violations.  The execution, delivery and performance of this
              -------------
     Agreement by Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Owner or the organizational documents of Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Owner is a party or by which Owner may be bound.

          (e) Litigation.  No litigation or administrative proceeding of or
              ----------
     before any court, tribunal or governmental body is currently pending or to the knowledge of Owner threatened, against Owner or any of its properties or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

          (f) Holder of Notes.  The Owner is the owner and holder of the notes
              ---------------
     evidencing the debt under the Mortgage Loans (with each note endorsed to Owner), and is the beneficiary or mortgagee of record of the mortgage or deed of trust securing such Mortgage Loans.

                                  ARTICLE VII
                                INDEMNIFICATION

     Section 8.1    Liabilities to Obligors.  No liability to any Obligor under
                    -----------------------
any of the Loans or Properties arising out of any act or omission to act of any servicer, sub-servicer, owner, holder or originator of the Loans or Properties prior to the Transfer Date is assumed by the Servicer under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Servicer expressly disclaims such assumption.

     Section 8.2    Servicer's Indemnity of Owner.  The Servicer shall defend
                    -----------------------------
and indemnify Owner against any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Servicer (each, a "Liability") arising out of or resulting from third party claims or actions that were caused directly by or directly resulted from a breach of any of the Servicer's representations and warranties contained in this Agreement or the failure of the Servicer to perform its duties in accordance with the terms of this Agreement. The Servicer shall not be liable to Owner, however, with respect to action taken, or for refraining from taking any action, with respect to any Loan or REO Property at or in conformity with the direction of Owner (for this purpose, the terms of this Agreement are not directions of Owner), or for any Liability caused by or resulting from a delay occasioned by Owner's objection to a proposal by the Servicer hereunder, or for any Liability caused by or resulting from Owner's breach of a representation or warranty herein or for any Liability incurred by reason of Owner's willful misfeasance, bad faith or negligence in acting or refraining from acting. In any event, the Servicer shall not have any liability or obligations for any actions of any prior servicer, sub-servicer, originator, holder or owner, or any successor servicer, of the Loans or Properties.

     Section 8.3    Owner's Indemnity of Servicer; Limitation on Liability of
                    ---------------------------------------------------------
the Servicer.
------------

          (a) Owner shall defend and indemnify the Servicer against any Liability arising from (i) third party claims or actions that were caused by or resulted from (A) any actions or omissions in respect of any Loan or REO Property of any prior servicer, sub-servicer, owner or originator of a Loan or REO Property or (B) taking any action, or refraining from taking any action, with respect to any Loan or REO Property at or in conformity with the direction of Owner (for this purpose, the terms of this Agreement are not directions of Owner), and/or (ii) any Environmental Liability (as defined in Section 8.3(c) below).

          (b) Neither the Servicer nor any directors, officers, employees or agents of the Servicer shall be liable to Owner for any action taken or for refraining from taking any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability directly and solely caused by Servicer that would otherwise be imposed by reason of Servicer's willful misfeasance or bad faith in the performance of or failure to perform duties hereunder. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted to the Servicer respecting any
     ----- -----
     matters arising hereunder and shall not be liable for taking any action or refraining from taking any action in good faith reliance thereon, pursuant to this Agreement.

          (c) The term "Environmental Liability" shall mean any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Servicer arising out of or resulting from the introduction of such materials on any Property before and/or after the date hereof, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for Environmental Liability shall not be effective with respect to any liability directly and solely caused by Servicer that would otherwise be imposed by reason of Servicer's willful misfeasance or bad faith in the performance of or failure to perform duties hereunder.

     Section 8.4    Operation of Indemnities.  If any Person has made any
                    ------------------------
indemnity payments to any other Person pursuant to this Article VIII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected, together with any interest collected thereon. The provisions of this Article VIII shall survive termination of this Agreement.

                                   ARTICLE IX
                                    DEFAULT

     Section 9.1    Events of Default.  The following shall constitute "Servicer
                    -----------------
Events of Default" hereunder by Servicer:

          (a) any failure by the Servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by Owner; or

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by Owner; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

          (d) the Servicer shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the property of the Servicer; or

          (e) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing; or

          (f) the Servicer assigns or attempts to assign its rights to the servicing compensation hereunder or attempts to assign this Agreement or the servicing responsibilities hereunder without the consent of Owner except as otherwise expressly permitted by the other terms and provisions of this Agreement.

The following shall constitute "Owner Events of Default" hereunder by Owner:

          (a) any failure by the Owner to make any payment required to be made by Owner to Servicer under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Owner by Servicer; or

          (b) failure on the part of the Owner duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Owner set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Owner by Servicer; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Owner and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

          (d) the Owner shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Owner or of or relating to all or substantially all of the property of the Owner; or

          (e) the Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing; or

          (f) the Owner is removed or terminated under the terms and provisions of any of the Primary Servicing Agreements.

     Section 9.2    Effect of Transfer.  After the effective date of the
                    ------------------
termination of servicing duties pursuant to Section 9.1 and/or Section 10.1, the Servicer shall have no further obligations hereunder other than under Article VIII or Article X.

                                   ARTICLE X
                                      TERM

     Section 10.    Term of Agreement.
                    -----------------

          (a) This Agreement shall terminate upon the distribution of the final payment or Liquidation Proceeds on the last Loan or REO Property subject to this Agreement.

          (b) If the Owner fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in an Owner Event of Default hereunder or is in breach of its representations and warranties hereunder or if the Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Servicer Event of Default hereunder, the non-breaching party may terminate this Agreement by written notice to the other party, specifying the effective date of such termination and instructions with respect to the Servicing Files and Loan Files. The Servicer shall do all things necessary or appropriate to effect the purposes of such termination and the transfer of servicing, provided that the breaching party shall pay all costs and expenses related to the transfer of servicing. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Loans or Properties shall terminate effective as of the date specified in such written notice. If the Owner fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in an Owner Event of Default hereunder or is in breach of its representations and warranties hereunder or if the Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Servicer Event of Default hereunder, the non-breaching party may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance. To the extent that Owner fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in an Owner Event of Default hereunder or is in breach of its representations and warranties hereunder, Servicer shall not be liable nor responsible for any ramifications which result therefrom; Owner acknowledges that such failure and/or breach may impair Servicer's ability to perform hereunder (e.g., if the Owner is not qualified to do business in a particular jurisdiction, this may impair Servicer's ability to service the Loans and/or Properties in such jurisdiction).

          (c) This Agreement may also be terminated by Owner at its election at any time upon (i) ninety (90) days' prior written notice for any reason; provided, however, that the cost of any related transfer of servicing shall be borne by Owner; and (ii) payment to Servicer of a termination fee equal to: $15 per Loan or REO Property; provided, however, that the aforementioned termination fee shall be waived in the event the subject Loans are securitized and Ocwen Federal Bank FSB or one of its affiliates becomes the servicer of the Loans under the securitization.

          (d) This Agreement may also be terminated by Servicer without cause on or after the date occurring nine months after the first date above written
     (i) with respect to Loans being serviced by Servicer hereunder (i.e., which, as of the date of the sending of the notice, are already being serviced under this Agreement), upon the sending of 180 days' written notice to Owner, and/or (ii) with respect to the adding of any new Loans hereunder (i.e., which, as of the date of the sending of the notice, are not being serviced under this Agreement), upon the sending of 120 days' written notice to Owner. Additionally, upon a change of control of Owner which is not acceptable to Servicer, Servicer may terminate this Agreement upon the sending of 60 days' prior written notice. For the purposes of this subsection, "control" when used with respect to Owner means the power to direct the management and policies of Owner, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     Section 10.    Transfers of Servicing.  The Servicer shall not pledge or
                    ----------------------
assign this Agreement or its rights to the Servicing Fee or transfer the servicing hereunder or delegate its rights or duties hereunder without the prior written approval of Owner.

     Section 10.    Servicer Not to Resign.  Except as set forth in Section
                    ----------------------
10.1(d) above, Servicer shall not resign from the obligations and duties imposed on Servicer by this Agreement except by mutual consent of Servicer and Owner or upon the determination that Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Servicer. Any such determination permitting the resignation of Servicer shall be evidenced by an opinion of counsel to such effect delivered to Owner in form and substance reasonably acceptable to Owner. No such resignation shall become effective until Owner or its designee shall have assumed Servicer's responsibilities and obligations hereunder.

     Section 10.    Successor Servicer.  If any successor servicer succeeds to
                    ------------------
the obligations of Servicer after a termination pursuant to Section 9.1 above, the successor, to the extent necessary to permit the successor to carry out the provisions of the terms hereof, shall, without act or deed on the part of the successor, succeed to all of the rights and obligations of Servicer under any sub-servicing agreement entered into pursuant to Section 5.1(b). In such event, the successor Servicer shall be deemed to have assumed all of Servicer's interest therein and to have replaced Servicer as a party to such sub-servicing agreement to the same extent as if such sub servicing agreement had been assigned to the successor Servicer, except that Servicer, as applicable, shall not have any liability or obligation under such sub-servicing agreement in respect of events that occur after such succession unless so provided in such sub-servicing agreement or unless such events arise out of actions or events that occurred prior to such succession. In the event that the successor Servicer assumes the servicing obligations of Servicer, upon request of the successor Servicer, Servicer, shall at its own expense deliver to the successor Servicer (as the case may be) all documents and records relating to any sub-servicing agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the successor Servicer.

                                   ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1   Successors and Assigns; No Third Party Beneficiaries.  This
                    ----------------------------------------------------
Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This Agreement is not intended to confer on any person other than the parties hereto and their successors and assigns any rights, obligations, remedies or liabilities.

     Section 11.2   Choice of Law.  This Agreement is made under and shall be
                    -------------
governed by and construed under the laws of Florida.

     Section 11.3   Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid; (b) at 5:00 p.m. local time on the business day after dispatch if sent by a nationally recognized overnight courier; or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

     if to Servicer:

          Ocwen Federal Bank FSB
          The Forum, Suite 1002
          1675 Palm Beach Lakes
          Boulevard
          West Palm Beach, FL 33401
          Attention:  Secretary
          Facsimile Number:              (561) 681-8177
          Confirmation Number:           (561) 681-8517

     If to Owner:

          Pan American Bank, FSB
          625 The City Drive, Suite 490
          Orange, CA 92868
          Attention:  Blair F. Kenny
          Facsimile Number:              (714) 621-1131
          Confirmation Number:           (714) 621-3522 x289

          United PanAm Mortgage Corporation
          625 The City Drive, Suite 490
          Orange, CA 92868
          Attention:  Blair F. Kenny
          Facsimile Number:              (714) 621-1131
          Confirmation Number:           (714) 621-3522 x289

     Any change of address must be in writing.

     Section 11.4   Entire Agreement; Amendments; Waivers.  This Agreement
                    -------------------------------------
constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements (or contemporaneous oral agreements) of the parties with respect thereto. This Agreement may be amended only in writing signed by the party against whom such amendment is sought to be enforced. Each of the Servicer or Owner may, by written notice to the other, extend the time for or waive the performance of any of the obligations of such other hereunder. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No delay, omission or act by a party shall be deemed a waiver of such party's rights, powers or remedies. No course of dealing between the parties hereto shall operate as a waiver of any provision hereof.

     Section 11.5   No Joint Venture; Limited Agency.  The services provided by
                    --------------------------------
the Servicer are in each case those of an independent contractor providing a service. Nothing contained in this Agreement: (i) shall constitute the Servicer and Owner as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity; (ii) shall be construed to impose any liability as such on the Servicer or Owner or (iii) shall, except as otherwise expressly provided in this Agreement as to the Servicer, constitute a general or limited agency or be deemed to confer on it any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

     Section 11.6   Severability; Interpretation.  If any provision hereof is
                    ----------------------------
invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired thereby. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. The parties hereto acknowledge that no other agreement entered into by the Servicer for the provision of servicing, default management services and property management and disposition services shall be used or referred to in construing the provisions of this Agreement.

     Section 11.7   Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 11.8   Waiver of Jury Trial.  EACH PARTY HEREBY KNOWINGLY,
                    --------------------
VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

     Section 11.9   Limitation of Damages.  NOTWITHSTANDING ANYTHING CONTAINED
                    ---------------------
HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first written above.

                                OWNER:
                                ------

                                PAN AMERICAN BANK, FSB


                                By: /s/ John T. French
                                    --------------------------------------
                                Name: John T. French
                                      ------------------------------------
                                Title: Director
                                       -----------------------------------

                      (Signatures Continued On Next Page)

                                UNITED PANAM MORTGAGE
                                CORPORATION


                                By: /s/ Phyllis A. Downes
                                    ---------------------------------------
                                Name: Phyllis A. Downes
                                      -------------------------------------
                                Title: Exec. V.P.
                                       ------------------------------------


                                SERVICER:
                                ---------

                                OCWEN FEDERAL BANK FSB


                                By: /s/ Jay B. Goldman
                                    ---------------------------------------
                                Name: Jay B. Goldman
                                      -------------------------------------
                                Title: Vice President
                                       ------------------------------------